Exhibit 23
                          Consent of Grant Thornton



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                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We have issued our report dated September 4, 1997, accompanying the consolidated financial statements incorporated by reference in the 1997 Annual Report of Lannett Company, Inc. and Subsidiary on Form 10-KSB for the years ended June 30, 1997 and 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lannett
Company, Inc. and Form S-8 (Registration No. 33-79258, effective May 23,
1994).




                                                GRANT THORNTON LLP



Philadelphia, Pennsylvania

September 25, 1997